UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MARCH  9,  2009


                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    0-3936                  11-1826363
 (State or other jurisdiction     (Commission              (IRS Employer
   of incorporation)               File Number)          Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                         11788
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On March 9, 2009, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its fourth quarter and year ended December 31, 2008. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is furnished below.

ITEM 7.01. REGULATION FD DISCLOSURE.

     On March 9, 2009, during the Company's investor conference call, the Company stated that it expects to receive new orders for its ICS subsidiary, valued at approximately $4.5 million, either at the end of the first quarter of 2009 or the beginning of the second quarter of 2009. The Company also stated that it expects to receive in the near future approximately $1 million in additional orders for its Tulip subsidiary.




                                [GRAPHIC OMITTED]



                                [GRAPHIC OMITTED]



                             FOR IMMEDIATE RELEASE
                             ---------------------

CONTACT          or         Investor Relations Counsel
-------
Mitchell Binder             Lena Cati, 212-836-9611
Executive Vice President    Linda Latman, 212-836-9609
631-435-8300                The Equity Group Inc.

   ORBIT INTERNATIONAL CORP. REPORTS 2008 FOURTH QUARTER AND YEAR-END RESULTS
   --------------------------------------------------------------------------

FOURTH QUARTER 2008 NET SALES INCREASED 10% COMPARED TO THE SAME PERIOD OF LAST
-------------------------------------------------------------------------------
                                      YEAR
                                      ----

     FOURTH QUARTER EBITDA INCREASED 7% PRIOR TO ONE-TIME NON-CASH GOODWILL
     ----------------------------------------------------------------------
                               IMPAIRMENT CHARGE
                               -----------------

           BACKLOG AT DECEMBER 31, 2008 WAS 9% HIGHER THAN PRIOR YEAR
           ----------------------------------------------------------

           POWER GROUP ACHIEVED RECORD BOOKINGS, REVENUE AND BACKLOG
           ---------------------------------------------------------


Hauppauge, New York, March 9, 2009 - Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer, systems integrator and software solution provider, today announced results for the fourth quarter and year ended December 31, 2008. The results of operations in the current periods include Integrated Combat
Systems  ("ICS")  which  was  acquired  by  Orbit,  effective December 31, 2007.

FOURTH  QUARTER  2008VS.  FOURTH  QUARTER  2007
-----------------------------------------------
-     Net  sales  increased  by  10.2%  to  $7,930,000  compared  to $7,199,000;
-     Gross margin was 48.6% compared to 43.5%;
- Prior to a one-time non-cash goodwill impairment charge of $6,889,000 and a $130,000 other than temporary impairment loss in our corporate bond portfolio, net income was $1,092,000 or $.24 per diluted share compared to $1,029,000 or $.22 per diluted share (prior to a $50,000 other than temporary impairment loss);
- Net loss after one-time goodwill impairment charge was $5,927,000 or $1.34 loss per share compared to net income of $979,000 or $.21 per diluted share; and,
- Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted) was $1,330,000 ($.30 per diluted share) compared to $1,246,000 ($.26 per diluted share).

YEAR  END  2008VS.  YEAR  END  2007
-----------------------------------
-     Net  sales  increased  by  5.7%  to  $27,364,000  from  $25,885,000;
-     Gross margin was 42.2% compared to 43.4%;
- Prior to the aforementioned goodwill impairment charge in the current period and other than temporary impairment loss recorded in both 2008 and 2007, net income was $1,012,000 or $.22 per diluted share compared to $2,632,000 or $.56 per diluted share; inclusive of the goodwill impairment, there was a net loss of $6,007,000 in 2008;
- EBITDA, as adjusted, decreased to $2,320,000 ($.50 per diluted share) compared to $3,685,000 ($.79 per diluted share); and,
- Backlog at December 31, 2008 was $15.8 million, up 11.0% from $14.2 million at September 30, 2008 and up 9% from December 31, 2007.
                                     (more)

Orbit  International  News Release                                        Page 2
March  9,  2009

Dennis Sunshine, President and Chief Executive Officer stated, "We ended the year on a positive note in terms of net sales, gross margins and operating profits, and entered 2009 with strong levels of backlog. With the release of certain orders whose shipments were placed on hold and delayed by our customer from earlier quarters, we were able to offset an $80,000 loss through the first nine months, and finish the year with a strong operating quarter (exclusive of non-cash charges). Most notably, EBITDA, as adjusted, for the fourth quarter was approximately $1,330,000 compared to $990,000 for the first nine months of the year. As expected, and stated in prior press releases, the second half of the year was stronger than the first half."

Discussing the outlook for 2009 Sunshine noted, "Based upon backlog levels and current delivery schedules, we expect an improved operating performance in 2009. Several of the design and prototype program opportunities supporting prime contractors are scheduled to enter full production in 2009, providing substantial recurring revenue potential for Orbit. The $2 million Black Hawk helicopter retrofit and display upgrade production award received by our Electronics Group in December 2008 clearly demonstrates how the design and prototype phase of a program will transition into full production requirements, once all qualification testing is completed on the prototype units. Similarly, the design and qualification award for the CH-53E Sea Stallion helicopter upgrade program which was received in January 2009 is currently scheduled for completion of qualification testing by the second quarter of 2009, and should transition into its production phase, with $3 million in potential display orders before year-end. As a result, we are currently negotiating a lease for a significantly larger operating facility for our Tulip subsidiary to accommodate both these increased production requirements, as well as other significant contract awards that are currently in the qualification testing phase."

Sunshine added, "Our earnings for the quarter were positively affected by the resumption of shipments of Remote Control Units (RCU) that had previously been placed on hold while we completed an enhanced hardware solution imposed as an additional contract requirement by our customer. Shipment delays of RCUs had adversely impacted the first and second quarters of 2008. In addition to resumed shipments, in December 2008, we received a follow on production award of approximately $1.4 million, which included our enhanced RCU solutions. Deliveries of the RCUs under this new production order commenced and shipments should be completed by mid-2009. RCUs remain an important revenue generator for our Company. Our customer, a leading global prime contractor has recently completed a forward looking program production review and has indicated that our Company can expect to receive additional production orders after we complete our existing Long Term Agreement (LTA). Our Company is currently engaged in direct negotiations with our customer for a new LTA, which includes projections of RCU requirements that could generate revenues in the range of $4.5 million to $9.0 million through 2012. Clearly, this Identification Friend or Foe (IFF) is a highly visible, critical program, because it directly supports land, sea and air communications for troops. To date, our Company has successfully shipped in excess of 4,000 RCUs that are fully deployed for global combat operations.

"As we review the results of our Power Group, 2008 was a year of record bookings, revenue and backlog. Behlman Electronics achieved record bookings for the second consecutive year and now has a significant backlog of commercial and industrial orders, several of which support the oil and gas industry, railroad requirements, nuclear power facilities, as well as a number of critical defense programs."

Mitchell Binder, Chief Financial Officer added, "After completing our impairment testing of goodwill and other intangible assets pursuant to SFAS No. 142, management concluded that an impairment charge should be taken in connection with the recorded goodwill arising from our acquisitions made between 2005 and 2007. This goodwill charge, which has no impact on our normal business operations, was also driven by adverse equity market conditions that caused a significant decrease to our market capitalization."
                                     (more)


Orbit  International  News Release                                        Page 3
March  9,  2009


Binder, added, "Our financial condition remains strong. At December 31, 2008, total current assets were $22,124,000 versus total current liabilities of $4,988,000 for a 4.4 to 1 current ratio. With approximately $20 million and $7 million in federal and state net operating loss carryforwards, respectively, we should continue to shield profits from federal and New York State taxes and enhance future cash flow.

"Our cash and cash equivalents and marketable securities as of December 31, 2008 were in excess of $3 million having used approximately $1.7 million for the repayment of long-term debt and $529,000 to repurchase shares under our treasury stock repurchase program. From August 2008 through March 6, 2009, 250,199 common shares have been repurchased at an average price of $2.23 per share. There is approximately $2.45 million remaining available under our stock repurchase program. Finally, as a result of our net income, certain non-cash charges and stock repurchase program, our tangible book value at December 31, 2008 increased to $3.19 per share from $2.85 per share at December 31, 2007."

Sunshine concluded, "Our primary focus has always been to enhance shareholder value whenever management reviews potential business opportunities. We will attempt to minimize the impact of prolonged turbulent and volatile market conditions through aggressive marketing of our new and retrofit products while we continue to exercise strict cost management. Our Power Group continues to seek out opportunities in a number of specific markets that have been targeted by the current administration for increased government spending including infrastructure improvements and modernization programs. Our Electronics Group is well positioned to capture new business opportunities on several programs scheduled and funded for immediate retrofit of armored vehicles and avionic systems currently deployed in Iraq and Afghanistan. We continue to identify opportunities to secure business from new customers and at the same time support our strong existing customer base. Finally, we continue to explore a number of strategic and financial alternatives, including synergistic acquisitions, and/or the potential sale of the Company."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, March 9, 2009, at 11:00 a.m. ET. Interested parties may participate in the call by dialing 706-679-3204; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display.

                                     (more)





Orbit  International  News  Release                                   Page  4
March  9,  2009

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Orbit's operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Orbit International's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports and its registration statement on Form S-3 containing a final prospectus dated January 11, 2006. For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

                           (See Accompanying Tables)

Orbit  International  News  Release                                   Page  5
March  9,  2009


                                           ORBIT INTERNATIONAL CORP.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS ENDED              YEAR ENDED
                                                                    DECEMBER 31,                 DECEMBER 31,
                                                                    (unaudited)            (unaudited)    (audited)
                                                               2008                2007       2008           2007
                                                              -----               -----       ----          -----
Net sales                                                     $7,930             $7,199     $27,364       $25,885

Cost of sales                                                  4,075              4,064      15,805        14,659
                                                               -----              -----     -------        ------
Gross profit                                                   3,855              3,135      11,559        11,226

Selling general and administrative expenses                    2,712              2,153      10,469         8,729

Goodwill impairment                                            6,889                  -       6,889             -

Interest expense                                                  81                 74         342           332

Investment and other (income) expense                             95                (76)       (154)         (447)
                                                               -----             ------       -----         -----
Net (loss) income before taxes                                (5,922)               984      (5,987)        2,612

Income tax                                                         5                  5          20            30
                                                               -----             ------      ------        ------
Net (loss) income                                            $(5,927)              $979     $(6,007)       $2,582
                                                              ======             ======      =======       ======

Basic (loss) earnings per share                              $ (1.34)             $0.22      $(1.33)        $0.59
                                                              ======              =====       =====          ====
Diluted (loss) earnings per share                            $ (1.34)             $0.21      $(1.33)        $0.55
                                                              ======              =====       =====         =====
Weighted average number of shares outstanding:
 Basic                                                         4,427              4,427       4,509         4,404
 Diluted                                                       4,427              4,706       4,509         4,680

Orbit  International  News  Release                                   Page  6
March  9,  2009


                                 ORBIT INTERNATIONAL CORP.
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                        (UNAUDITED)

                                                       THREE MONTHS ENDED        YEAR ENDED
                                                          DECEMBER 31,          DECEMBER 31,
                                                        2008       2007      2008          2007
                                                       -----       ----     -----         -----
EBITDA Reconciliation (as adjusted)
-------------------------------------------------
Net (loss) income                                      $(5,927)   $ 979   $(6,007)      $2,582
Interest expense                                            81       74       342          332
Tax expense                                                  5        5        20           30
Depreciation and amortization                              203      142       826          561
Goodwill impairment                                      6,889        -     6,889            -
Stock based compensation                                    79       46       250          180
                                                         -----    -----    ------      -------
EBITDA (1)                                              $1,330   $1,246    $2,320       $3,685
                                                        ======   ======    ======       ======

Adjusted EBITDA Per Diluted Share Reconciliation
-------------------------------------------------
Net (loss) income                                       $(1.32)   $0.21    $(1.28)      $ 0.55
Interest expense                                          0.02     0.01      0.07         0.07
Tax expense                                               0.00     0.00      0.01         0.01
Depreciation and amortization                             0.05     0.03      0.18         0.12
Goodwill impairment                                       1.53        -      1.47            -
Stock based compensation                                  0.02     0.01      0.05         0.04
                                                         -----    -----    ------       ------
EBITDA per diluted share (1)                             $0.30    $0.26    $ 0.50       $ 0.79
                                                         =====    =====    ======       =======


(1) The EBITDA tables (as adjusted) presented are not determined in accordance with accounting principles generally accepted in the United States of America. Management uses adjusted EBITDA to evaluate the operating performance of its business. It is also used, at times, by some investors, securities analysts and others to evaluate companies and make informed business decisions. EBITDA is also a useful indicator of the income generated to service debt. EBITDA (as adjusted) is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, goodwill impairment, income taxes and stock based compensation. Adjusted EBITDA as presented herein may not be comparable to similarly named measures reported by other companies. The weighted average diluted shares used for the three months and twelve months ended December 31, 2008 was 4,496,000 and 4,683,000, respectively.


                                                                  YEAR ENDED
                                                                 DECEMBER 31,
Reconciliation of EBITDA, as adjusted,
to cash flows from operating activities (1)
-------------------------------------------                 2008          2007
                                                           -----         -----
EBITDA (as adjusted)                                      $ 2,320     $ 3,685
Interest expense                                             (342)       (332)
Tax expense                                                   (20)        (30)
Bond amortization                                              18          14
Bad debt expense                                                0           6
Loss on disposal of assets                                     23           0
Write-down of marketable securities                           130          50
Loss(gain) on sale of marketable securities                    11         (15)
Deferred income                                              (332)        (85)
Net change in operating assets and liabilities             (3,015)     (1,816)
                                                          --------    --------
Cash flows from operating activities                      $ 1,207     $ 1,477


Orbit  International  News  Release                                   Page  7
March  9,  2009



                                          ORBIT INTERNATIONAL CORP.
                                         CONSOLIDATED BALANCE SHEETS


                                                                    DECEMBER 31, 2008    DECEMBER 31, 2007
                                                                   --------------------   -----------------
ASSETS                                                                     (UNAUDITED)       (AUDITED)
Current assets
   Cash and cash equivalents                                      $         2,080,000     $ 3,576,000
   Investments in marketable securities                                     1,127,000       3,997,000
   Accounts receivable, less allowance for doubtful accounts                6,333,000       4,561,000
   Inventories                                                             11,536,000      10,453,000
   Costs and estimated earnings
    in excess of billings on uncompleted contracts                              -             136,000
   Deferred tax asset                                                         850,000       1,025,000
   Other current assets                                                       198,000         331,000
                                                                  --------------------    ------------

                         Total current assets                              22,124,000      24,079,000

Property and equipment, net                                                   655,000         691,000
Intangible assets, net                                                      2,346,000       2,969,000
Goodwill                                                                    2,909,000       9,634,000
Deferred tax asset                                                          1,322,000       1,678,000
Other assets                                                                  644,000         634,000
                                                                  --------------------    ------------


 Total assets                                                     $        30,000,000     $39,685,000
                                                                  ====================    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long term obligations                       $         1,777,000     $ 1,777,000
   Notes payable - bank                                                       399,000         699,000
   Accounts payable                                                         1,499,000       1,384,000
   Income taxes payable                                                         6,000         162,000
   Accrued expenses                                                         1,185,000       1,395,000
   Customer advances                                                           37,000         163,000
   Deferred income                                                             85,000         332,000
                                                                  --------------------    ------------

                           Total current liabilities                        4,988,000       5,912,000

Deferred income                                                               257,000         342,000
Deferred tax liability                                                          -             595,000
Long-term obligations                                                       5,029,000       6,753,000
                                                                  --------------------    ------------

                           Total liabilities                               10,274,000      13,602,000

Stockholders' Equity
 Common stock                                                                 477,000         472,000
 Additional paid-in capital                                                21,032,000      20,766,000
 Treasury Stock                                                              (529,000)             -
 Accumulated other comprehensive loss                                        (125,000)        (33,000)
 Retained earnings(accumulated deficit)                                    (1,129,000)      4,878,000
                                                                  --------------------    ------------

                 Stockholders' equity                                      19,726,000      26,083,000
                                                                  --------------------    ------------

                 Total liabilities and stockholders' equity       $        30,000,000     $39,685,000
                                                                  ====================    ============




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     March 9, 2009


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President